Exhibit 99.1

Talos Energy Increases 2024 Operational and Financial Guidance Following Early Closing of QuarterNorth Acquisition

Houston, Texas, March 11, 2024 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today provided updated 2024 operational and financial guidance to reflect the closing of the QuarterNorth Energy Inc. (“QuarterNorth”) acquisition earlier than expected. Prior guidance was based on an end-of-first-quarter 2024 close.

For the full year 2024, Talos expects average daily production between 89.0 and 95.0 thousand barrels of oil equivalent per day (“MBoe/d”), an increase from the previous guidance of between 87.0 and 93.0 MBoe/d. This updated guidance includes approximately ten months of QuarterNorth contributions, as well as expected planned downtime and risking for unplanned downtime and weather-related events.

Full year 2024 Cash Expenses guidance includes approximately ten months of QuarterNorth and a full twelve-month impact of the EnVen transaction, compared to only approximately ten and a half months incurred in 2023. Talos expects approximately $15 million in expenses related to the Helix Producer I (“HP-I”) drydock and other associated maintenance. This guidance also includes multiple deepwater workover projects expected to increase and/or reinstate production.

For the first quarter 2024, Talos expects average daily production between 78.0 and 80.0 MBoe/d, an increase from the previous guidance of between 70.0 and 72.0 MBoe/d. First quarter guidance includes March impacts of approximately one month of contribution from QuarterNorth, partial impact of the planned HP-I dry-dock shut-in and planned downtime at the Tarantula facility, impacting production from the Katmai field.

The following update summarizes Talos’s full-year 2024 operational and financial guidance:

		FY 2024
($ Millions, unless highlighted):		Low	High
Production	Oil (MMBbl)	23.4	24.7
	Natural Gas (Mcf)	40.0	44.2
	NGL (MMBbl)	2.5	2.7
	Total Production (MMBoe)	32.6	34.8
	Avg Daily Production (MBoe/d)	89.0	95.0
Cash Expenses	Cash Operating Expenses(1)(2)(4)*	$510	$530
	Workovers	$45	$55
	G&A(2)(3)*	$100	$110
Capex	Upstream Capital Expenditures(5)	$570	$600
P&A Expenditures	P&A, Decommissioning	$90	$100
Interest	Interest Expense(6)	$175	$185

(1)	Includes Lease Operating Expenses and Maintenance.
(2)	Includes insurance costs.
(3)	Excludes non-cash equity-based compensation.
(4)	Includes reimbursements under production handling agreements.
(5)	Excludes acquisitions.
(6)	Includes cash interest expense on debt and finance lease, surety charges and amortization of deferred financing costs and original issue discounts.
*	Due to the forward-looking nature a reconciliation of Cash Operating Expenses and G&A to the most directly comparable GAAP measure could not reconciled without unreasonable efforts.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely and efficiently maximizing long-term value through its Upstream Exploration & Production and Low Carbon Solutions businesses. We currently operate in the United States and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while developing opportunities to reduce industrial emissions through carbon capture and storage projects along the U.S. Gulf Coast. For more information, visit www.talosenergy.com.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding the acquisition of QuarterNorth, including the expected benefits of the transaction, our strategy, pro forma descriptions of the combined company and future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels; political or regulatory developments; reservoir performance; the outcome of future exploration efforts; timely completion of development projects; technical or operating factors; the uncertainty inherent in projecting ultimate recoverable resources and future rates of production and cash flows and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions, including our acquisition of QuarterNorth; the possibility that the anticipated benefits of our acquisitions, including QuarterNorth, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; risks related to disruption of management time from ongoing business operations due to integration of our acquisitions; and the other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2023. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

PRODUCTION ESTIMATES

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, adverse weather conditions such as hurricanes, global political and macroeconomic events and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

USE OFNON-GAAPFINANCIAL MEASURES

This release includes the use of certain measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP) such as Cash Operating Expenses and G&A.Non-GAAPfinancial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Due to the forward-looking nature a reconciliation of Cash Operating Expenses and G&A to the most directly comparable GAAP measure could not reconciled without unreasonable efforts.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002